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                                                                    EXHIBIT 23.2
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                  [COBITZ, VANDENBERG & FENNESSEY LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Proxy Statement/Prospectus of MAF Bancorp, Inc. and to the incorporation by reference therein of our report dated January 16, 1998, with respect to the consolidated financial statements of Westco Bancorp, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                             /s/  Cobitz, Vandenberg & Fennessey

November 2, 1998
Palos Hills, Illinois